Exhibit 32 to Form 10Q

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Executive Officer and Chief Financial Officer of Bowl America Incorporated (the "Company"), respectively, hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 28, 2021 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Cheryl A Dragoo

Cheryl A. Dragoo

Chief Executive Officer and

Chief Financial Officer

Date: May 11, 2021